THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
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 HINE
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January 28, 2005

AmeriPrime Advisors Trust
431 N. Pennsylvania St.
Indianapolis, IN  46204

     RE: AMERIPRIME ADVISORS TRUST, FILE NOS. 333-85083 AND 811-09541
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Gentlemen:

     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 38 to the AmeriPrime Advisors Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 51 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                   Very truly yours,


                                                   /s/ Thompson Hine


                                                   THOMPSON HINE LLP
DSM/JMS